UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2025

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2025, the Board of Directors (the “Board”) of Entergy Corporation (the Company”) elected R. Lewis Ropp to the Board, effective August 15, 2025, to serve until the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). The Board also determined that Mr. Ropp qualifies as an independent director under the New York Stock Exchange rules and the Company’s corporate governance guidelines. In connection with the election of Mr. Ropp, the Board of Directors increased the size of the Board to 11 members. Mr. Ropp will serve on the Audit Committee and the Corporate Governance Committee.

Mr. Ropp, 66, is a retired Senior Managing Director and Senior Equity Partner of Barrow Hanley Global Investors, a diversified investment management firm (“Barrow Hanley”), where he served as a Lead Equity Portfolio Manager involved in strategy, new business development, marketing, and client service, from October 2001 until June 2024. During his time at Barrow Hanley, Mr. Ropp also served as a member of the Executive Committee from 2017 to 2024. Prior to joining Barrow Hanley, Mr. Ropp was a research analyst covering exploration and production companies at Howard, Weil, Labouisse, Freidrichs, Inc., from 1998 to 1999, and at Frost Securities, Inc., from 1999 to 2001, where he served as a managing director. Mr. Ropp began his career in 1981 in the oil and gas industry as an operations manager at The Hargett Companies (later acquired by Weatherford, Inc.) and subsequently held positions as an associate project engineer at Baker Hughes Company and process team leader at Shell Oil Company from 1990 to 1997 where he oversaw field development, evaluation, well stimulation and workover, economics, and completion design. Mr. Ropp has served on the board of directors of Magnolia Oil & Gas Corporation, a publicly traded oil and gas exploration and production company, and as a member of its audit committee since January 2025.

There are no arrangements or understandings between Mr. Ropp and any other person pursuant to which he was elected as a director of the Company. In connection with his appointment and service on the Board, Mr. Ropp will be entitled to receive the same compensation as all other non-employee directors of the Company, including receiving a pro rata portion of such compensation for the period from the effective date of his election through the date of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: July 28, 2025